$10,000

                Pharmaceutical Laboratories, Inc.,

                         Arlington, Texas

                       12.5% Debenture Note


     Pharmaceutical Laboratories, a Nevada corporation, hereinafter called the Corporation, is indebted and, for value received, hereby promises to pay to the registered holder hereof (unless this debenture note shall have been duly called for previous redemption and payment of the redemption price made or provided for) upon presentation of this debenture note $10,000 in legal tender of the United States of America on the terms described herein.

     The Corporation further agrees to pay interest only on or before the 10th day of each month, at the rate of 12.5% per annum. Interest will accrue starting the first full month following the month in which the investment proceeds are received by the Corporation. Principal shall be due and payable on or before July 31, 1997, (unless this debenture note shall have been duly called for previous redemption and payment of the redemption price made or provided for). In the event the principle on the Debentures is not paid within 24 months from the original close of the offering, the Corporation agrees to pay to each Debenture holder an 8% annual penalty on the principle balance of the Debenture.

     As of September 1, 1995 the Company had outstanding indebtedness of $470,000 which was borrowed from existing shareholders and others, which the Company has agreed to repay or convert to equity prior to January 31, 1996. If this indebtedness is not repaid or converted to equity on or before January 31, 1996, the Company will increase the interest payable on this Debenture Note from 12.5% to 13.5% until such time as this indebtedness has been repaid or converted to equity.

      The Corporation shall mail a check or draft representing the principal and interest payments to the registered holder hereof at his address appearing on the books of registration.

     This debenture note is one of an authorized issue of 12.5 % debenture notes limited in the aggregate to $1,000,000, and issued in denominations of $10,000, all of like tenor and maturity. This debenture is redeemable by the corporation at face value $10,000 plus accrued interest if any, at any time after September 30, 1996. This debenture note is redeemable at the election of the Corporation, its successors or assigns, upon giving notice of its election to redeem, by registered mail, directed to the registered holder hereof at least 90 days prior to the date of redemption. If the registered holder hereof fails and neglects to present this debenture note for payment at the time and place in such notice specified, this debenture note shall cease to bear interest unless payment hereof is refused upon the presentation of the same at or after the time specified in such notice.

     Books for the registry hereof are kept at the office of the Corporation. No transfer hereof shall be valid unless made on the Corporation's books at the office of the Corporation, by the registered holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

     Payment to the registered holder hereof of principal or interest shall be complete discharge of the Corporation's liability with respect to such payment, but the Corporation may, at any time, require the presentation hereof as a condition precedent to such payment.

     No recourse shall be had for the payment of the principal of, or interest upon, this debenture note, or for any claim based thereon, or otherwise, against any incorporator, shareholder, officer, director, or attorney, past, present, or future, of the Corporation, whether by virtue of any constitution, statute, rule of law, enforcement of any assessment, or penalty, or by reason of any matter prior to the delivery of this note, or otherwise, all such liability, by the acceptance hereof and as a part of the consideration of the issue hereof, being expressly waived.

     In witness whereof the Corporation has signed and sealed this debenture note on _______ ___, 1995.

                                   Pharmaceutical Laboratories, Inc.,


                                   By:____________________________
                                      Jerry Mc Clure, President

Corporate Seal

Attest:


___________________________
Dona Efflandt, Secretary

                           Registration

         (No writing on this debenture note except by an officer or agent of the Corporation)

Date of        In Whose Name                                     Registry
Registration   Registered          Address                       Officer

 ............  ..................  .............................  .............
 ............  ..................  .............................  .............
 ............  ..................  .............................  .............
 ............  ..................  .............................  .............

                            Assignment

     For value received, I hereby assign to ........................ the 12.5%
debenture note due July 31, 1997 and hereby irrevocably appoint ..............
 ........ attorney to transfer the debenture note on the books of the within named Corporation with full power of substitution in the premises.

Dated:

In the presence of


 ............................


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